FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT ("***Amendment***") is entered into by and between WEM Dragon, LLC, a Utah limited liability company ("***DRAGON***"), and Black Dragon Energy, LLC, a Nevada limited liability company ("***BLACK***") and effective as of March 1, 2017. DRAGON and BLACK may be referred to herein, each individually, as a "***Party***" and, collectively, as the "***Parties***."

WHEREAS, the Parties are party to that certain Purchase and Sale Agreement by and between BLACK and DRAGON dated effective March 1, 2017 (the "***PSA***"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the PSA;

WHEREAS, the Parties entered into that certain First Amendment to Purchase and Sale Agreement dated effective as of March 1, 2017 ("***First Amendment***") for the purpose of modifying Section 2.1, Section 3.1, Section 3.2, Section 3.4, and Section 3.5 of the PSA;

WHEREAS, the Parties entered into that certain Second Amendment to Purchase and Sale Agreement dated effective as of March 1, 2017 ("***Second Amendment***") for the purpose of modifying Section 2.1, Section 3.1.3, and Section 3.5 of the PSA;

WHEREAS, the Parties entered into that certain Third Amendment to Purchase and Sale Agreement dated effective as of March 1, 2017 ("***Third Amendment***") for the purpose of modifying Section 2.1 of the PSA (the PSA as modified by the First Amendment, Second Amendment, and Third Amendment may hereinafter be referred to as the "***Agreement***"); and

WHEREAS, as permitted by and in accordance with Section 14.8 of the PSA the Parties desire to amend and modify the Agreement as set forth below.

NOW, THEREFORE, for and in consideration of the mutual covenants, agreements, and promises contained herein, the benefits to be derived by each Party hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, DRAGON and BLACK do hereby contract, stipulate, consent, and agree as follows:

1. The definitions of "Payment Deadline", "Raised Funds", and "Workover Funds" in Section 2.1 of the Agreement are amended to read as follows:

   "***Payment Deadline***" shall be May 1, 2020.

   "***Raised Funds***" means any and all funds received by BLACK; Rolling Rock Resources, LLC; and/or Fortem from a Financing. Notwithstanding the previous sentence, "Raised Funds" shall not include the first One Million Five Hundred Thousand Dollars ($1,500,000.00) in the aggregate received prior to listing of Fortem's stock on the TSX Venture Exchange, but shall include any and all such raised funds in excess of One Million Five Hundred Thousand Dollars ($1,500,000.00 received and/or raised after listing on the TSX Venture Exchange. Without limitation, the Parties stipulate and agree that "Raised Funds" expressly excludes any debt financing secured by Colony Energy, LLC, a wholly-owned subsidiary of Fortem.

2. Section 3.1 of the Agreement are hereby amended to read as follows:

3.1 Cash Consideration. BLACK shall pay to DRAGON the sum of Three Million Nine Hundred Thousand Dollars ($3,900,000.00 USD) (the "Cash Consideration") in immediately available funds by wire transfer to the banking account designated, in writing, by DRAGON. The Cash Consideration is to be paid by BLACK to DRAGON on the following schedule:

3.1.1 As a non-refundable deposit, BLACK shall pay One Hundred Thousand Dollars ($100,000.00) within five (5) Business Days of Closing (the "***Initial Payment***");

3.1.2 BLACK shall pay the balance of the Cash Consideration (*i.e.* $3,800,000.00 -- calculated as $3,900,000 less the Initial Payment of $100,000 by delivering to DRAGON an amount equal to twelve-and-one-half percent (12.5%) of the Raised Funds to DRAGON within 10 days of each and every receipt by either BLACK; Rolling Rock Resources, LLC; or Fortem of any and all Raised Funds until the Cash Consideration is paid in full; and

3.1.3 Notwithstanding anything to the contrary in this Agreement, the full amount of the Cash Consideration is to be paid by BLACK on or before Payment Deadline, regardless of the amount and/or sufficiency of Raised Funds.

3. A new Section 3.4.4 of the Agreement is hereby added immediately following Section 3.4.3 of the Agreement, which Section 3.4.4 reads as follows:

3.4.4 on or before May 30, 2019 cause Fortem to issue and deliver to DRAGON 300,000 common shares of Fortem (ticker symbol: FTM) (the "***Stock Consideration***"), provided that DRAGON first duly signs and completes the United States Accredited Investor Questionnaire attached hereto as Schedule A and the Canadian Accredited Investor Questionnaire attached hereto as Schedule B. DRAGON acknowledges and agrees that the stock certificates to be delivered evidencing the Stock Consideration will contain such restrictive legends as required by applicable securities laws. The issuance of the Stock Consideration is subject to prior approval of the TSX Venture Exchange.

4. A new Section 3.4.5 of the Agreement is hereby added immediately following Section 3.4.4 of the Agreement, which Section 3.4.5 reads as follows:

3.4.5 cause Fortem to undertake commercially reasonable efforts: (i) to duly file all periodic reports as required under the United States *Exchange Act of 1934*, as amended, for a period of at least one year from the date of this Agreement; and (ii) to sign all documents and instruments, undertake all reasonable acts and pay such costs as are required in order for legal counsel of Fortem to issue such opinion or opinions are necessary to remove any restrictive legends on the Stock Consideration in accordance with applicable securities laws, provided always that DRAGON duly and promptly signs and coordinates the signature on any seller's representation letter and broker's representation letter, as applicable, and as required by the transfer agent of Fortem.

5. The "***Obligation Deadline***" as set forth in Section 4.4 of the Agreement is hereby changed from February 28, 2019 to "May 1, 2020, or earlier as may be required to meet drilling obligations under the respective Unit Agreements".

6. A new Section 4.7 of the Agreement is hereby added immediately following Section 4.6 of the Agreement, which Section 4.7 reads as follows:

> **4.7 Reworking of Wellington Flats Well.** On or before July 1, 2019, BLACK shall file all paperwork with the appropriate agencies (without limitation, including the BLM, Utah DOGM, and SITLA) necessary to take over as licensed and bonded operator of record for (i) the Wellington Flats 15-11-18E well (the "***Wellington Flats Well***"), (ii) the Spit Fire Unit, and (iii) the Dragon Unit. Additionally, on or before May 1, 2020, at BLACK's sole cost and expense and as part of and subject to BLACK's Carry Obligation under Section 4.1, re-enter and perform workover operations reasonably aimed at cleaning out the bore of the Wellington Flats Well and restoring that well to production. If after those operations that well is capable of production, BLACK shall thereafter continue to operate that well as a reasonably prudent operator pursuant to the JOA.

7. The deadline for Bond Replacement set forth in Section 7.5 of the Agreement is hereby changed from September 1, 2017 to July 1, 2019.

8. No Other Amendments. All other terms of the Agreement not amended hereby remain in full force and effect as originally set forth.

9. This Amendment may be executed by facsimile or other means of electronic communication capable of reproducing a printed copy and by counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

10. This Amendment has been duly executed on behalf of the parties hereto effective as of the date first written above.

11. TIME IS OF THE ESSENCE UNDER THIS AMENDMENT. Thus, all time limits shall be strictly construed and enforced. The failure or delay of any Party in enforcing the rights and obligations detailed in the Agreement or this Amendment shall not constitute a waiver, nor shall such failure be the basis for estoppel. Such Party may exercise its rights under this Agreement and/or Amendment despite any delay or failure to enforce the rights when the right or obligation arose.

12. This Amendment has been duly executed on behalf of the parties hereto effective as of the date first written above, *provided that*, if BLACK fails to timely (i) cause Fortem to issue and deliver stock to DRAGON pursuant to Section 3.4.4 above as amended, (ii) assume operatorship of the Wellington Flats Well and the Units pursuant to Section 4.7.1, (iii) rework the Wellington Flats Well pursuant to Section 4.7.2; or (iv) make bond replacement deliveries pursuant to Section 7.5; or if Fortem fails to timely ratify this Amendment and agree to be bound hereby, then in any such event this Amendment shall, immediately and without notice

by or to either Party, be rendered void and of no effect and the Agreement shall remain unaltered hereby.

[Remainder of page intentionally blank. Signature page follows.]

IN WITNESS WHEREOF, this Fourth Amendment is executed, agreed to, and accepted by the Parties as of the Effective Date.

DRAGON:
WEM DRAGON, LLC
By: **Wasatch Energy Management, LLC,** as manager of WEM Dragon, LLC

By: *<u>/s/ Kimball Hodges</u>*
Name: Kimball Hodges
Title: Manager of Wasatch Energy Management, LLC

BLACK:
Black Dragon Energy, LLC

By: *<u>/s/ Michael Caetano</u>*
Name: Michael Caetano
Title: Manager

SCHEDULE A

TO FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

UNITED STATES ACCREDITED INVESTOR QUESTIONNAIRE

Capitalized terms used in this U.S. Questionnaire (this "**Questionnaire**") and not specifically defined have the meaning ascribed to them in the Fourth Amendment to Purchase and Sale Agreement among the undersigned (the "**Seller**") and each of Black Dragon Energy, LLC and Fortem Resources Inc. (in either case, the "**Issuer**") to which this Schedule A is attached.

This Questionnaire applies only to persons that are U.S. Purchasers. A "**U.S. Purchaser**" is: (a) any U.S. Person, (b) any person acquiring the Stock Consideration on behalf of any U.S. Person, (c) any person that receives or received an offer of the Stock Consideration while in the United States, or (d) any person that is in the United States at the time the Seller's buy order was made or this Agreement was executed or delivered.

The Seller understands and agrees that the Stock Consideration has not been and may never be registered under the 1933 Act, or applicable state, provincial or foreign securities laws, and the Stock Consideration is being offered and sold to the Seller in reliance upon the exemption provided in Section 4(2) of the 1933 Act and Rule 506 of Regulation D under the 1933 Act for non-public offerings. The Stock Consideration is being offered and sold within the United States only to "accredited investors" as defined in Rule 501(a) of Regulation D. The Stock Consideration offered hereby is not transferable except in accordance with the restrictions described herein.

The Seller represents, warrants, covenants and certifies (which representations, warranties, covenants and certifications will survive the Closing) to the Issuer (and acknowledges that the Issuer is relying thereon) that:

1. it is not resident in Canada;

2. it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Stock Consideration and it is able to bear the economic risk of loss of its entire investment;

3. the Issuer has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the sale of the Stock Consideration and it has had access to such information concerning the Issuer as it has considered necessary or appropriate in connection with its investment decision to acquire the Stock Consideration;

4. it is acquiring the Stock Consideration for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Stock Consideration in violation of the United States securities laws;

5. it (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Securities for an indefinite period of time;

6. if the Seller is an individual (that is, a natural person and not a corporation, partnership, trust or other entity), then it satisfies one or more of the categories indicated below (please place an "X" on the appropriate lines):

__________ a natural person whose individual net worth, or joint net worth with that person's spouse, exceeds US$1,000,000. For purposes of this category, "net worth" means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person's primary home) over total liabilities. Total liabilities excludes any mortgage on the primary home in an amount of up to the home's estimated fair market value as long as the mortgage was incurred more than 60 days before the Stock Consideration is purchased, but includes (i) any mortgage amount in excess of the home's fair market value and (ii) any mortgage amount that was borrowed during the 60 day period before the Closing Date for the purpose of investing in the Stock Consideration,

__________ a natural person who had an individual income in excess of US$200,000 in each of the two most recent years, or joint income with their spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year, or

__________ a director or executive officer of the Issuer;

7. if the Seller is a corporation, partnership, trust or other entity), then it satisfies one or more of the categories indicated below (please place an "X" on the appropriate lines):

__________ an organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Stock Consideration, with total assets in excess of US$5,000,000,

_________ a "bank" as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the *Securities Exchange Act of 1934* (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the *Investment Company Act of 1940* (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the *Small Business Investment Act of 1958* (United States); a plan with total assets in excess of US$5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the *Employee Retirement Income Security Act of 1974* (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors,

_________ a private business development company as defined in Section 202(a)(22) of the *Investment Advisers Act of 1940* (United States),

_________ a trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act, or

____X____ an entity in which all of the equity owners satisfy the requirements of one or more of the categories set forth in Section 6 of this Questionnaire;

8. it has not purchased the Stock Consideration as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, internet, television or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

9. if the Seller decides to offer, sell or otherwise transfer any of the Stock Consideration, it will not offer, sell or otherwise transfer any of such Stock Consideration, directly or indirectly, unless:
   (a) the sale is to the Issuer,

   (b) the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the 1933 Act and in compliance with applicable local laws and regulations in which such sale is made;

   (c) the sale is made pursuant to the exemption from the registration requirements under the 1933 Act provided by Rule 144 thereunder and in accordance with any applicable state securities or "blue sky" laws, or

(d) the Stock Consideration is sold in a transaction that does not require registration under the 1933 Act or any applicable state laws and regulations governing the offer and sale of securities; and

(e) it has, prior to such sale pursuant to subsection (c) or (d), furnished to the Issuer an opinion of counsel of recognized standing reasonably satisfactory to the Issuer, to such effect;

10. it understands and acknowledges that, upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable U.S. state laws and regulations, the certificates representing the Stock Consideration, and all securities issued in exchange therefor or in substitution thereof, will bear, in addition such legends as are required by applicable securities laws.

11. it understands and agrees that there may be material tax consequences to the Seller of an acquisition or disposition of the Stock Consideration. The Issuer gives no opinion and makes no representation with respect to the tax consequences to the Seller under United States, state, local or foreign tax law of the Seller's acquisition or disposition of the Stock Consideration. In particular, no determination has been made whether the Issuer will be a "passive Foreign investment company" ("**PFIC**") within the meaning of Section 1291 of the United States *Internal Revenue Code;*

12. it consents to the Issuer making a notation on its records or giving instructions to any transfer agent of the Issuer in order to implement the restrictions on transfer, if any, set forth and described in this Questionnaire;

13. it is resident in the United States of America, its territories and possessions or any state of the United States or the District of Columbia (collectively the "**United States**"), is a "U.S. Person" as such term is defined in Regulation S or was in the United States at the time the Stock Consideration was offered or the Fourth Amendment to Purchase and Sale Agreement was executed; and

14. it understands that the Issuer has no obligation to register any of the Stock Consideration or to take action so as to permit sales pursuant to the 1933 Act (including Rule 144 thereunder).

The Seller undertakes to notify the Issuer immediately of any change in any representation, warranty or other information relating to the Seller set forth herein which takes place prior to the issuance of the Stock Consideration.

Dated May 16, 2019.

X */s/ Kimball Hodges*

Signature of Authorized Signatory

WEM Dragon, LLC

Name of Seller (please print)

Kimball Hodges

Name of Authorized Signatory (please print)

SCHEDULE B

TO FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

CANADIAN ACCREDITED INVESTOR QUESTIONNAIRE

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Fourth Amendment to Purchase and Sale Agreement (the "Agreement"). The purpose of this Questionnaire is to assure Fortem that the undersigned will meet certain requirements of NI 45-106. Fortem will rely on the information contained in this Questionnaire for the purposes of such determination.

The undersigned covenants, represents and warrants to Fortem that:

1. the undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the transactions detailed in the Agreement and the undersigned is able to bear the economic risk of loss arising from such transactions;

2. the undersigned satisfies one or more of the categories of "accredited investor" (as that term is defined in NI 45-106 indicated below (please check the appropriate box):

☐ (a) except in Ontario, a Canadian financial institution, or a Schedule III bank,

☐ (b) except in Ontario, the Business Development Bank of Canada incorporated under the *Business Development Bank of Canada Act* (Canada),

☐ (c) except in Ontario, a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

☐ (d) except in Ontario, a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer,

☐ (e) an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d),

☐ (e.1) an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the *Securities Act* (Ontario) or the *Securities Act* (Newfoundland and Labrador),

☐ (f) except in Ontario, the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada,

☐ (g) except in Ontario, a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l'île de Montréal or an intermunicipal management board in Québec,

☐ (h) except in Ontario, any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,

☐ (i) except in Ontario, a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada,

☐ (j) an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1 000 000, **(YOU MUST INDICATE YOUR FINANCIAL ASSETS HERE: $____________________ ☐ WITH SPOUSE / ☐ WITHOUT SPOUSE AND ALSO COMPLETE THE RISK ACKNOWLEDGEMENT FORM IN APPENDIX "A" ATTACHED TO THIS QUESTIONNAIRE).**

☐ (j.1) an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5 000 000,

☐ (k) an individual whose net income before taxes exceeded $200 000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300 000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year, **(YOU MUST INDICATE YOUR NET INCOME HERE: $____________________ ☐ WITH SPOUSE / ☐ WITHOUT SPOUSE AND ALSO COMPLETE THE RISK ACKNOWLEDGEMENT FORM IN APPENDIX "A" ATTACHED TO THIS CERTIFICATE).**

☐ (l) an individual who, either alone or with a spouse, has net assets of at least $5 000 000, **(YOU MUST INDICATE YOUR NET ASSETS HERE: $____________________ ☐ WITH SPOUSE / ☐ WITHOUT SPOUSE AND ALSO COMPLETE THE RISK ACKNOWLEDGEMENT FORM IN APPENDIX "A" ATTACHED TO THIS QUESTIONNAIRE).**

☒ (m) a person, other than an individual or investment fund, that has net assets of at least $5 000 000 as shown on its most recently prepared financial statements,

☐ (n) an investment fund that distributes or has distributed its securities only to

(i) a person that is or was an accredited investor at the time of the distribution,

(ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [*Minimum amount investment*] of NI 45-106, or 2.19 [*Additional investment in investment funds*] of NI 45-106, or

(iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [*Investment fund reinvestment*] of NI 45-106,

☐ (o) an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt,

☐ (p) a trust company or trust corporation registered or authorized to carry on business under the *Trust and Loan Companies Act* (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be,

☐ (q) a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction,

☐ (r) a registered charity under the *Income Tax Act* (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,

☐ (s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function,

☐ (t) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors,

☐ (u) an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser.

☐ (v) a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor; or

☐ (w) a trust established by an accredited investor for the benefit of the accredited investor's family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor's spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor's spouse or of that accredited investor's former spouse;

Dated May 16, 2019.

X

Signature of individual (if Subscriber is an individual)

X */s/ Kimball Hodges*

Authorized signatory (if Subscriber is not an individual)

WEM Dragon, LLC

Name of Subscriber (please print)

Kimball Hodges

Name of authorized signatory (please print)